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INTEL CORPORATION

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2020 Spring Stockholder Outreach April 2020

COVID-19 Response Led by Management and Overseen by the Board OUR CUSTOMERS Protecting our employees is our first priority 24/7 Pandemic Team Closely following all social distancing and safety protocols Vast majority working from home Investing more than $100M to support our employees… Added benefits (e.g. dependent care) Recognition for employees working on-site OUR EMPLOYEES OUR COMMUNITY In Q1, factories continued to operate, >90% on-time deliveries Tech collaborations to fight the virus… Working with Medtronic and Dyson on ventilators Teamed with Lenovo and BGI Genomics to accelerate the analysis of genomic characteristics of COVID-19 Providing support, relief to channel partners $50M Intel Pandemic Response Technology Initiative Accelerating healthcare and scientific research Improving access to online learning  Innovation fund for employees/ecosystem $10M for relief efforts in local communities around the globe >1 million PPE for healthcare workers Granting free access to IP for COVID-19 researchers and scientists Responding to COVID-19 takes a coordinated effort to protect the health and well-being of our employees while keeping the business running for our customers and supporting the communities we operate in

Intel is in the middle of one of the most significant transformations in our history As the exponential growth of data reshapes computing and expands our opportunity, we are evolving our strategy, culture, and leadership to successfully execute this transition STRATEGIC TRANSFORMATION As Intel continues its transformation from a PC-centric company with a server business to a data-centric company, we are actively investing to lead data-driven technology inflections that position us to play a bigger role in the success of our customers. CULTURAL TRANSFORMATION Competing to win in the huge data-centric market means we need to play offense, and we are fully committed to evolving our culture to ensure that our employees are equipped to rise to this challenge as we continue our transformation. LEADERSHIP TRANSFORMATION Since the launch of our strategic transformation, we have made significant changes in our leadership team to position the company for continued strong, sustainable growth through this critical time of change.

Strategic Transformation: Evolution to a Data-Centric Business Our Evolving Revenue Mix Data-Centric Business PC-Centric Business PC-CENTRIC MARKET ~$68B TAM 2023 estimated Strong cash flows but limited growth opportunities Intel remains a critical player DATA-CENTRIC MARKET ~$220B Total Addressable Market (TAM) 2023 estimated The data-centric opportunity is the largest in Intel’s history Industry mega-trends leverage our strengths Intel has an unparalleled array of assets to fuel growth The Evolving Market

Strategic Transformation: Delivering Continued Growth Intel is capitalizing on the exponential growth of data and expanding our opportunity through an ongoing transformation and delivering revenue and operating income growth Our Strategy Make the world’s best semiconductors Lead technology inflections Be the leading end-to-end platform provider for the new data world Relentless focus on operational excellence and efficiency Continue to hire, develop, and retain the best, most diverse and inclusive talent

Cultural Transformation: Equipping Employees to Deliver Results Evolving our culture is a multi-year journey, and one that will take new and different thinking, actions, systems, and processes This evolution will touch everything, from the way we work together, serve our customers, and make decisions, to how we reward performance, promote our people, and enable our workplace with technology In 2019, with the support of our Board, we identified the cultural attributes and resulting behaviors required for our evolution, including a “One Intel” mindset shift that will increase value to our customers by removing the barriers that limit collaboration across teams We replaced our 40-year old performance management system with a new structure that enforces individual accountability and promotes innovation, problem solving, and collaboration We are increasing our ability to differentiate top performers and are actively encouraging new ways of thinking that support our culture evolution and increase focus on thoughtful risk-taking The Compensation Committee has responsibility for oversight of corporate culture and human capital, and our leaders are being held accountable by the Board for making meaningful progress on evolving our culture

Robert H. Swan Chief Executive Officer Joined Intel as CFO in 2016 Promoted to CEO in 2019 Proven leader with strong track record of success both within and outside Intel Leadership Transformation: Experienced Team to Execute on Strategy The Board is confident that our management team is the right group to position the company for continued strong, sustainable growth through this critical time of change To support successful leadership transitions in 2018 and 2019, the Compensation Committee designed compensation plans that inspire executives to deliver on the full potential of our ongoing transformation Venkata S.M. Renduchintala Group President, Technology, Systems Architecture & Client Group, and Chief Engineering Officer Navin Shenoy General Manager, Data Platforms Group Todd M. Underwood Chief Financial Officer, Client Computing Group (Former Interim Chief Financial Officer) George S. Davis Chief Financial Officer Sandra L. Rivera Chief People Officer Gregory M. Bryant General Manager, Client Computing Group

Total Contacted(1) 48.1% O/S Total Engaged(1) 38.9% O/S Director Engaged(1) 28.0% O/S 2019 Off-Season Stockholder Engagement Overview Prior to the 2019 Annual Meeting and during the second half of 2019, we continued our extensive engagement program to understand investor areas of focus and seek opportunities to address concerns What We Discussed / How We Responded As of 9/30/2019 13F filings. Board Composition Added more disclosure on future director recruitment priorities (see page 25 of proxy statement) Board Oversight Added more disclosure on Board’s oversight of cultural transformation (see page 35 of proxy statement) ESG Disclosures Added more disclosure on how we integrate ESG goals into our pay programs (see page 78 of proxy statement) Continuing to align disclosures with Sustainability Accounting Standards Board (SASB) and the Taskforce for Climate-Related Disclosures (TCFD) Strategic Growth Equity Awards Explained Compensation Committee’s rationale for awards (see proxy statement page 71) Added that the Compensation Committee has no intention to grant additional one-time awards to any current executive officers (see proxy statement page 62) Annual Bonus Plan Added more disclosure on business group operational metrics and ESG metrics (see proxy statement page 78)

2019 Executive Compensation Overview Our annual compensation program is rigorous and structured explicitly to drive a tight alignment of pay with performance and stockholder interests. Annual Cash Bonus Performance Metrics Net income growth requires that we maintain exceptionally strong performance from prior years Relative net income growth ensures that payouts are also reflective of our relative strength versus peers Operational goals relate to key areas including financial objectives, such as group revenue and operating profit, and product or operational objectives, such as design wins, product delivery goals, and specific technology achievements Each operational goal is assigned a success criteria and results are determined based on an objective process for tracking and evaluating performance against the criteria Following the end of the year, the Compensation Committee reviews business group performance relative to the operational goals and approves a performance score for each business group As discussed with our stockholders, we are especially mindful of competitive concerns in light of our strategic transformation, and fully disclosing the operational goals would place us at a competitive disadvantage; for example, our goals include specific technology milestones and roadmaps for products that are to be released years down the line Base Salary Annual -- Annual Cash Bonus Annual Net income growth (25%) Relative net income growth vs. tech peers (25%) Operational goals (50%) Quarterly Cash Bonus Quarter Company profitability Restricted Stock Units (20%) Three Years Stock price appreciation Performance Stock Units (80%) Three Years Relative TSR vs. S&P 500 IT Index (50%) Cumulative EPS growth (50%) Pay Element Performance Period Performance Metrics Each year the Compensation Committee conducts a careful review of the annual cash bonus plan, including metrics utilized, goals set, and final outcomes, to confirm that the reward structure continues to appropriately align compensation with performance results

Rigorous Goals Promote Strong Pay-for-Performance Alignment Our incentive structure ensures that incentive payouts are moderated in line with performance outcomes and encourages executives to continue delivering strong results year over year Track Record of Aligning Compensation with Performance Results(2) For all listed officers except for Gregory Bryant. 2017 and 2018 figures reflect adjusted net income to exclude the one-time tax impact from Tax Reform, allowing for a better comparison against prior years. As shown below, our annual cash bonus structure has consistently ensured a tight alignment between payouts and performance results in years of strong and weak growth, including moderate payouts in 2018 and 2019 despite exceptional financial results and strong total shareholder returns 38% growth In 2018 we achieved record revenue and net income, and our 2019 absolute net income goal under our annual cash bonus plan required the company to achieve or beat our 2018 net income performance in order for target payouts to be earned The 2019 relative net income goal under our annual cash bonus plan required that we match or beat the net income growth of our peers, many of whom sell products or services with a shorter development cycle than semiconductors Our PSUs are based on rigorous EPS growth and relative TSR goals vs. the S&P 500 IT index, as demonstrated by the most recently completed award cycle paying out at 82% of target despite consecutive record years of financial performance 2019 Annual Cash Bonus Payout: 104% of target(1) 2017-2019 LTI Payout: 82% of target Record Net Income

Responsiveness to 2019 Say-on-Pay Vote The table below summarizes the questions and concerns raised by our stockholders and how our Compensation Committee has addressed these matters What We Heard From Investors / How We Responded Magnitude of Strategic Growth Equity Awards Some investors were concerned with the magnitude of the CEO’s awards, in some cases viewing the amount as too high for an internal candidate Provided enhanced disclosure of factors considered by the Compensation Committee that impacted magnitude of the awards (see pages 60-63, 71-73 of proxy statement) Structure of Strategic Growth Equity Awards Some investors were concerned with the structure of these awards, particularly the use of absolute stock price growth as the metric Provided enhanced disclosure of the Compensation Committee’s process for determining the award structure (see pages 71-73 of proxy statement) Future Granting of Special Equity Awards Investors asked if we intend to grant future special equity awards outside of regular compensation program The Compensation Committee views special equity awards as a one-time supplement to our regular compensation program and has no intention to grant additional one-time equity awards to any of our current executive officers Our CEO’s annual total direct compensation, which includes annual equity grants, is targeted to be at market median Regular Executive Compensation Program Investors would like more information on operational goals in annual bonus plan, including details on linkage to ESG metrics Provided more information about 2019 business group operational metrics than previous years while balancing the exclusion of any competitively harmful information and provided more information on the ESG metrics included in annual bonus plan (see pages 76-79 of proxy statement) Share Buybacks Investors would like to understand how share buybacks are addressed in our executive compensation program Forecasted share buybacks are taken into account when EPS goals are set Compensation Committee may adjust evaluation of EPS performance metric to take into account unplanned, unusual, or extraordinary events, including but not limited to share buybacks significantly above or below the forecasts

Strategic Growth Equity Awards Facilitate Intel’s Transformation As described in last year’s proxy statement and discussed extensively with stockholders both leading up to and following our 2019 Annual Meeting, the Compensation Committee determined to grant Mr. Swan and other key executives Strategic Growth Equity Awards to incentivize management to execute our business transformation The Compensation Committee views special equity awards as a one-time supplement to our regular compensation program and has no intention to grant additional one-time equity awards to any of our current executive officers The Strategic Growth Equity Awards were developed to incentivize management to realize the Board’s strategic plan in a way that creates meaningful and long-term value for our stockholders In approving the awards and determining their structure, the Compensation Committee took into consideration: Intel’s unique juncture with the departure of our former CEO and a challenging business environment brought about by our entrance into new markets and threats to our current market position The importance of a stable leadership team in the highly competitive market for strong technology leadership talent and the numerous competitors seeking to hire away Intel talent The desire to set goals that would incentivize and reward the successful implementation of our strategy, create new products, and continue to generate competitive advantage for ourselves and our customers The belief that awards should contain multiple restrictions to ensure long-term focus and mitigate incentives for short-term risk-taking Awards are based on achievement of intentionally ambitious stock price goals and are intended to reinforce the significance of our ongoing transformation. Long-term value creation for stockholders is an absolute prerequisite for any payout.

Stock price growth goals must be sustained for at least 30 consecutive trading days for any awards to be earned 5-Year Stock Price Performance Intel's historical high between 2001- 2018 Intel's all time high, achieved in 2000 Maximum: $97.46 Target: $73.10 Threshold: $63.35 Grant Date: $48.73 $110B Market Cap Increase from Grant Date Market Cap: $221B $220B Market Cap Increase from Grant Date $66B Market Cap Increase from Grant Date Strategic Growth Equity Awards Target Ambitious Results Strategic Growth Equity Awards are tied to ambitious performance milestones with vesting safeguards to incentivize achievement of strong, sustainable growth through the ongoing transformation of our business Awards are forfeited in their entirety if the stock price growth threshold is not met, and total payouts are capped at 100% of target if the minimum threshold price is not maintained for the final 30 trading days of the five-year period Stock Price Growth Goals

Diverse Director Nominees with Deep Industry Expertise

Our Corporate Governance and Nominating Committee seeks to maintain a Board with a diversity of perspectives that can support and oversee the Company's ongoing transformation



James J. Goetz
Age: 54
Director Since: 2019



Alyssa Henry
Age: 49
Director Since: 2020



Omar Ishrak
Age: 64
Director Since: 2017
Committees: CC, CGN*, EC*
Independent Chairman



Risa Lavizzo-Mourey
Age: 65
Director Since: 2018
Committees: CC, CGN



Tsu-Jae King Liu
Age: 56
Director Since: 2016
Committees: AC, FC*



Gregory D. Smith
Age: 53
Director Since: 2017
Committees: AC*, FC



Robert ("Bob") H. Swan
Age: 59
Director Since: 2019
Committees: EC
CEO



Andrew Wilson
Age: 45
Director Since: 2017
Committees: CC*, FC



Frank D. Yeary
Age: 56
Director Since: 2009
Committees: AC, CGN*

AC Audit Committee
CC Compensation Committee
CGN Corporate Governance & Nominating Committee
EC Executive Committee
FC Finance Committee
* Committee Chair/Co-Chair


Tenure
1
8
0-4 years
10+ years
Age
1
3
5
<54 years
54-64 years
65+ years
Gender
6
3
Women
Men
Ethnic Diversity
6
3
People of Color
Caucasian

Skills & Expertise

	Goetz	Henry	Ishrak	Lavizzo-Mourey	Liu	Smith	Swan	Wilson	Yeary
Senior Leadership	•	•	•	•		•	•	•	
Global/International		•	•		•	•	•	•	•
Industry and IT/Technical	•	•	•		•		•	•	
Financial Experience						•	•		•
Human Capital			•	•		•	•	•	•
Operating and Manufacturing			•			•			
Sales, Marketing, and Brand Management		•	•					•	
Emerging Technologies and Business Models	•	•	•		•	•		•	•
Business Development and M&A	•		•		•	•	•		•
Cybersecurity/Information Security	•	•				•	•		
Government, Legal, and Regulatory				•					
Public Company Board	•		•	•	•	•	•	•	•

The Board's focus on refreshment has led to the appointment of eight new directors since 2016. Furthermore, in 2020 Intel elected an Independent Chairman of the Board intel

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Our Capital In line with the International Integrated Reporting Framework’s six capitals concept, we have outlined how we deploy various forms of capital to execute our strategy in a way that seeks to reflect our corporate values, help our customers succeed, and create value for our stockholders Capital Strategy Value Financial Leverage cash flow to invest in ourselves and grow our capabilities, supplement and strengthen our capabilities through acquisitions and strategic investments, and provide returns to stockholders. We strategically invest financial capital to create long-term value and provide returns to our stockholders in the form of dividends and buybacks. Intellectual Invest significantly in R&D and IP to ensure our process and product technologies are competitive in our strategic pursuit of making the world’s best semiconductors and realizing data-centric opportunities. We develop IP for our platforms to enable next-generation products, create synergies across our businesses, provide a higher return as we expand into new markets, and establish and support our brands. Manufacturing Invest timely and at a level sufficient to meet customer demand for current technologies and prepare for future technologies. Our manufacturing scope and scale enables innovations to provide our customers and consumers with a broad range of leading-edge products. Human Develop the talent needed to remain at the forefront of innovation and create a diverse, inclusive, and safe workplace. We attract and retain talented employees who enable the development of solutions and enhance the intellectual and manufacturing capital critical to helping our customers win the technology inflections of the future. Social and Relationship Build trusted relationships for both Intel and our stakeholders, including employees, suppliers, customers, local communities, and governments. We collaborate with stakeholders on programs to empower underserved communities through education and technology, and on initiatives to advance accountability and capabilities across our global supply chain, including accountability for the respect of human rights. Natural Continually strive to reduce our environmental footprint through efficient and responsible use of natural resources and materials used to create our products. Our proactive efforts help us mitigate climate and water impacts, achieve efficiencies and lower costs, and position us to respond to the expectations of our stakeholders.

Creating Value through Corporate Responsibility We identify opportunities to mitigate risk, decrease costs, build brand value and develop new markets, then set ambitious goals and make strategic investments to drive improvements in environmental sustainability, supply chain responsibility, diversity and inclusion, and social impact Read our most recent Corporate Responsibility Report at www.intel.com/responsibility Advancing accountability and improving performance across our supply chain helps reduce risks, improve product quality and achieve E&S goals – including our work to reduce risks of forced and bonded labor and advance responsible minerals sourcing practices. SUPPLY CHAIN RESPONSIBILITY Intel has taken actions to reduce our direct GHG emissions and 100% of our U.S. and EU power use and 71% globally is from green power. We also continue to invest in water conservation and made significant progress toward our goal to restore 100% of our global water use. ENVIRONMENTAL SUSTAINABILITY We achieved our 2020 goal to reach full representation of women and underrepresented minorities in our U.S. workforce two years ahead of schedule. In early 2019 we also achieved global gender pay equity. In 2019, we continued to increase our annual spending with diverse suppliers and invest in building new pathways for diverse candidates into our industry. DIVERSITY AND INCLUSION SOCIAL IMPACT Intel is committed to creating a better world through the power of our technology and the passion of our employees. In 2019, Intel employees and retirees donated 1.2 million hours of service to our communities. Our employees also actively engage in collaborative projects with our customers to apply technology to solve societal challenges. In our upcoming Corporate Responsibility Report, we will be reporting out on the results of our 2020 corporate responsibility goals and launching our new 2030 strategy and goals, driving further integration with our corporate purpose and strategy

We Request Your Support at the 2020 Annual Meeting of Stockholders The Board asks that you vote FOR all management proposals and AGAINST the stockholder proposals Proposal 1. FOR Election of Nine Director Nominees Proposal 2. FOR Ratification of the Selection of Our Independent Registered Public Accounting Firm for 2020 Proposal 3. FOR Advisory Vote to Approve Executive Compensation for Our Listed Officers Proposal 4. FOR Amendment and Restatement of the 2006 Employee Stock Purchase Plan Proposal 5. AGAINST Stockholder Proposal Regarding Action by Written Consent Our robust stockholder engagement program empowers stockholders to raise their concerns with the company and enables the company to effectively address these concerns in a transparent manner We recently reduced the ownership threshold for stockholders to call a special meeting from 25 percent to 15 percent A stockholder (or a group of up to 20) who has held at least 3% of our stock for three years or more may nominate a director to our Board through proxy access Proposal 6. AGAINST Stockholder Proposal Regarding Report Concerning Gender Pay Equity Intel already is committed to global pay equity and to fairly and equitably compensating all of our employees irrespective of gender or race/ethnicity, and Intel is committed to continuing to assess and close pay gaps to maintain pay equity globally Intel has already achieved gender pay equity across our worldwide workforce, and Intel continues to maintain racial/ethnic pay equity in the U.S

APPENDIX

Appendix: Forward-Looking Statements Statements in these supplemental  materials that refer to forecasts, future  plans or expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipate," "expect," "intend,"  "goals," "plans," “future,” "believe," "seek," "estimated," "continues," "may," "will," "would," "should,"  "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's current  expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company 's expectations are set forth in Intel's earnings release dated April 23, 2020, which is included as an exhibit to Intel's Form 8-K furnished to the SEC on such date. Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.  Copies of Intel's Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

Appendix: 2020 Annual Stockholders’ Meeting This information is being provided to stockholders in addition to the proxy statement filed by Intel with the Securities Exchange Commission on March 31, 2020. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Voting instructions and proxies may be revoked at any time in the manner described in more detail in the proxy statement. The proxy statement is available free of charge at www.intc.com and at www.sec.gov. Intel and the Intel logo are trademarks of Intel Corporation in the U.S. and/or other countries.